Exhibit 16.1

June 21, 2005



Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read First Federal Banc of the SouthWest, Inc. (Commission File Number 000-51243) statements included under Item 4.01 of its Form 8-K for June 21, 2005, and agree with such statements concerning our firm.

Sincerely,

Wayne Brown

Neff + Ricci, LLP






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